                                                                    EXHIBIT 10.1

[DEN DANSKE BANK LOGO]

                                PROMISSORY NOTE


PROMISSORY NOTE (the "NOTE") of the Borrower named below delivered to DEN DANSKE BANK (Den Danske Bank Aktieselskab, herein the "BANK") in New York, New York, and dated:

JULY 23, 1996.

    Section 1.    SPECIAL TERMS

The following terms and provisions shall apply to this Note; definitions of terms in this or other sections of this Note expressed in the singular shall import the plural and vice versa.

BORROWER [Specify name, jurisdiction of organization, and address]:

    DSC COMMUNICATIONS A/S, a Denmark corporation
    Lautrupbjerg 7-11
    DK-2750 Ballerup, Denmark

PRINCIPAL AMOUNT OF NOTE: DKK 250,000,000.00  (or, in words):

    TWO HUNDRED FIFTY MILLION AND XX/100 DANISH KRONER.

MARGIN OVER BASE RATE [Express as a percentage]: NONE

MARGIN OVER COST OF FUNDS RATE [Express as a percentage]:  0.6875%

MARGIN OVER CIBOR RATE [Express as a percentage]:  0.6875%

LOAN DOCUMENTS:
    LINE LETTER issued by the Bank and dated July 23, 1996.
    GUARANTY issued by DSC Communications Corporation, DSC Marketing Services,
         Inc., DSC Finance Corporation, DSC International Corporation, DSC of Puerto Rico, Inc., DSC Telecommunications Corporation, DSC Telecom, Inc., DSC Telecom L.P., and Sildor Investments B.V. (each a "GUARANTOR" and together the "GUARANTORS") and dated July 23, 1996.
    SUBORDINATION AGREEMENT issued by the Borrower and the Guarantors and dated
         July 23, 1996.

    Section 2.    PRINCIPAL AND INTEREST

2.01 PRINCIPAL.FOR VALUE RECEIVED and in order to refinance in part bridge financing advances extended by certain of the Bank's branches in Denmark, the Borrower promises to pay to the order of the Bank on August 1, 2011 (the "FINAL MATURITY DATE"), the Principal Amount of this Note specified in Section 1 or, if less, the aggregate unpaid principal amount of all loans (each a "LOAN") made to the Borrower pursuant to the Loan Documents.

2.02 ADDITIONAL AMORTIZATION OF PRINCIPAL. In addition to amounts payable pursuant to Section 2.01, the Borrower promises to pay to the order of the Bank on November 1, 1999, and on the first Business Day of each February, May, August, and November thereafter through the first Business Day of May 2011, a principal instalment of DKK 3,989,361.70.

2.03 INTEREST OPTIONS.The Borrower promises also to pay interest on the unpaid principal amount of each Loan from the date thereof until paid at the Stated Rate; or, if the Borrower shall so request with respect to a specific Loan at least three Business Days before taking down or renewing that specific Loan, at an Alternative Rate for the Interest Period requested in that same request for drawing or renewal; provided that if the Interest Period of a Loan on an Alternative Rate basis should mature without a specific timely request having been received by the Bank to renew that Loan for a specific Interest Period at an Alternative Rate available for such Interest Period, then interest on such Loan shall be computed thereafter at the Stated Rate; further provided that on and after maturity of this Note (whether by passage of time or by Acceleration pursuant to
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PROMISSORY NOTE, P. 2


Section 6) or of any principal instalment or interest payment, such matured amounts shall bear interest at a rate equal to the sum of 2% per annum and the Stated Rate, payable on demand.

2.04 INTEREST COMPUTATION AND PAYMENT DATES.Interest shall be computed each actual day elapsed on the basis of a 360 day year and shall be payable, in the case of Loans with interest based on the Stated Rate, on the first Business Day of each February, May, August, and November and, in the case of Loans with interest based on an Alternative Rate, at the end of the respective Interest Period as well as, in case of Loans with interest based on an Alternative Rate and with Interest Periods in excess of three months, at each three month anniversary of the commencement of the Interest Period; in addition, after maturity of this Note (whether by passage of time or by Acceleration pursuant to Section 6), interest shall be payable on demand.

The "STATED RATE" shall be a rate per annum equal to the sum of the Margin Over Base Rate specified in Section 1 plus the Base Rate from time to time in effect. The term "BASE RATE" means the rate announced by the Bank from time to time at its Holmens Kanal Branch, presently located at 2-12 Holmens Kanal, DK-1092 Copenhagen K, Denmark, as its prime rate for domestic overdraft facilities. Each change in the prime rate shall result in a corresponding change in the Base Rate and the Stated Rate and such change shall be effective on the effective date of such change in the prime rate so announced by the Bank.

An "ALTERNATIVE RATE" shall be either a "Cost of Funds Alternative Rate" or a "Cibor Alternative Rate", depending on the request of the Borrower with respect to a specific Loan for an Interest Period and any necessary agreement of the Bank thereto. A "COST OF FUNDS ALTERNATIVE RATE" for a specific Loan during an Interest Period shall be a rate per annum equal to the sum of the Margin Over Cost of Funds Rate specified in Section 1 plus the Cost of Funds Rate for the Interest Period requested. A "CIBOR ALTERNATIVE RATE" for a specific Loan during an Interest Period shall be a rate per annum equal to the sum of the Margin Over Cibor Rate specified in Section 1 plus the Cibor Rate for the Interest Period requested. Each such Alternative Rate and Interest Period will be confirmed in writing by the Bank to the Borrower. Each "INTEREST PERIOD" requested by the Borrower shall be (a), if the Borrower shall have requested a Cost of Funds Alternative Rate, of one, two, three, six, or twelve months or such other period up to 10 years (or with the special consent of the Bank, up to 15 years) as to which the Bank and the Borrower shall agree or (b), if the Borrower shall have requested a Cibor Alternative Rate, of one, two, three, or six months or such other period as to which the Bank and the Borrower shall agree, and shall in either case commence on the day of takedown or renewal of such Loan; provided, however, no Interest Period may be selected which would extend beyond the Final Maturity Date of this Note or, taking into consideration other Loans and Interest Periods previously established hereunder as well as amortization payments due under Section 2.02 hereof, would otherwise require a prepayment of a Loan prior to the end of the Interest Period selected. If any Interest Period shall end or other interest payment date fall on a day which is not a Business Day, such Interest Period or interest payment date shall be extended to the next succeeding Business Day unless such day falls in another calendar month, in which case such Interest Period shall end or interest payment date shall fall on the next preceding Business Day. The "COST OF FUNDS RATE" for any Loan shall mean the quotation offered two Business Days prior to the commencement of such Interest Period in the Danish interbank market to the Bank for Danish Krone deposits of amounts comparable to the outstanding principal amount of the relevant Loan and with takedown and maturities comparable to such Interest Period. The "CIBOR RATE" for any Loan shall mean the rate offered for deposits in Danish Kroner for the respective Interest Period which appears on the Reuters Screen DKNH Page under the caption "CIBOR Fixing" as of 11:00 a.m., Copenhagen time, two Copenhagen Business Days prior to the commencement of such Interest Period; provided, however, if a rate is not shown for the exact Interest Period selected by the Borrower, the higher of the rates for the two closest interest periods will be selected; and further provided, that if no relevant rates appear on such Reuter Screen, then the Cibor Rate shall be the similarly defined rate shown on the relevant Telerate Page and if no relevant rates appear on the Reuter and Telerate Pages, then the Cibor rate shall be the quotation offered to the Bank two Copenhagen Business Days prior to the commencement of such Interest Period in the interbank market for deposits for the Interest Period selected and in the amount of the relevant Loan.
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PROMISSORY NOTE, P. 3



2.05 CERTAIN INTEREST RATE ADJUSTMENTS.In the event that the Bank shall have determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties) at any time, that:

(a) by reason of any change since the date of this Note in any applicable law or governmental rule, regulation, guideline, tax, impost or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline, tax, impost or order) (such as, for example but not limited to, a change in official reserve requirements), the Cost of Funds Rate or the Cibor Rate, as the case may be, shall not represent the effective cost to such Bank for funding or maintaining any Cost of Funds Alternative Rate Loan or Cibor Alternative Rate Loan, as the case may be; or

(b) the making or continuance of any Loan based on an Alternative Rate has become unlawful or restricted by compliance by the Bank in good faith with any law, governmental rule, regulation, or guideline order, or an event has occurred after the date of this Note which in the good faith reasonable judgment of the Bank materially and adversely affects the Danish interbank market for Danish Kroner, then the Borrower shall pay to the Bank, upon written demand therefor, such additional amounts as shall be required to cause the Bank to receive interest for the affected Loan at a rate per annum which shall equal the effective cost to the Bank to make or maintain the Loan plus the Margin Over Cost of Funds Rate or, as the case may be, Margin over Cibor Rate (a written notice as to additional amounts owed the Bank, showing the basis for the calculation thereof, submitted to the Borrower by the Bank shall, absent demonstrable error, be final and conclusive and binding upon all of the parties hereto).

2.06 DEFINITION OF BUSINESS DAY.For the purposes of this note, a "BUSINESS DAY" shall be a day on which banks shall be open for business in Copenhagen and in New York City; provided, however, for the purposes of determining the date for setting interest rates in Danish Kroner, a "BUSINESS DAY" shall be a day on which banks shall be open for business in Copenhagen.

2.07 PLACE AND CURRENCY FOR PAYMENTS OF PRINCIPAL AND INTEREST.Each payment by the Borrower pursuant to this Note shall be made without set-off or counterclaim to the Bank at its Copenhagen Head Office for the account of the Bank's Cayman Islands branch or such branch of the Bank as the Bank may direct. Each such payment shall be made in lawful currency of Denmark and by transfer in immediately available or same day funds. Payments made other than by transfer of immediately available funds a) shall not be given value in reducing the obligations of the Borrower until such time, in the Bank's sole discretion, as credit for said payment item in funds immediately available to the Bank is received by the Bank in the clearing or collection process chosen, and b) are credited subject to final collection and unconditional credit to, and accepted by, the Bank.

2.08 WHEN LOANS MAY BE REPAID; COMPENSATION.Prior to the Final Maturity Date of this Note, Loans may be repaid at the Borrower's option on the date at least three days after the Borrower has given written notice to the Bank of its intention to repay (or, if such date is not a Business Day, the first Business Day thereafter); provided, however, as to Loans with interest based on an Alternative Rate, said Loans shall not be repaid at the Borrower's option until the end of the respective Interest Period applicable to the respective Loan. If, however, any such Loans with interest based on an Alternative Rate are repaid prior to the end of the respective Interest Period applicable to the respective Loan, then Borrower shall compensate the Bank, on demand, for the Bank's loss or expense in reemploying the funds repaid for the balance of the applicable Interest Period. A written notice as to additional amounts owed the Bank, showing the basis for the calculation thereof, submitted to the Borrower by the Bank shall, absent demonstrable error, be final and conclusive and binding upon the parties hereto.
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PROMISSORY NOTE, P. 4



2.09 AVAILABILITY OF LOANS; REDUCTION OF AVAILABILITY; TRANSACTION SIZE.Loans repaid may not be reborrowed; the aggregate of the principal amounts of all outstanding Loans under this Note may at no time exceed the Principal Amount of this Note. Each takedown of principal hereof shall be in the minimum amount of DKK 50,000,000.

On November 1, 1996, the Principal Amount of this Note shall be deemed to have been reduced to the aggregate unpaid principal amount of all Loans hereunder and no further Loans hereunder shall be permitted.

    Section 3.    REPRESENTATIONS AND WARRANTIES

3.01     The Borrower represents and warrants that:

(a) the obligations of the Borrower under this Note are duly authorized, legal, valid and binding obligations enforceable in accordance with their respective terms and all action required as a condition thereto (including, without limitation, the obtaining of all corporate, governmental or other approvals) has been taken;

(b) the issuance and performance of this Note will not violate any material law, permit, agreement or instrument to which the Borrower is a party or is subject, or result in the imposition of any lien upon any of the assets of the Borrower or any subsidiary of the Borrower;

(c) 100% of the capital stock of the Borrower is owned directly by Sildor Investments B.V., a Netherlands corporation ("SILDOR B.V.");

(d) 100% of the capital stock of Sildor B.V. is owned directly by DSC Communications Corporation, a Delaware corporation ("PARENT");

(e) the Parent directly or indirectly owns 100% of the capital stock of DSC Marketing Services, Inc., DSC Finance Corporation, DSC International Corporation, DSC of Puerto Rico, Inc., DSC Telecommunications Corporation, and DSC Telecom, Inc.;

(f) the Borrower owns 100% of the capital stock of DSC Communications Dedicom A/S, a Denmark corporation, and DSC Communications Technics Limited, a United Kingdom corporation ("TECHNICS");

(g) all information furnished the Bank concerning the financial condition of the Borrower and its subsidiaries, including the consolidated and consolidating financial statements as of December 31, 1995, fairly present the financial condition of the Borrower and its subsidiaries as of those dates and for the periods presented and there have been no material adverse changes in the financial condition or business of the Borrower and its subsidiaries from the date thereof to the date hereof, except as has been disclosed to the Bank; and

(h) all information furnished the Bank concerning the financial condition of the Parent and its subsidiaries, including the consolidated and consolidating financial statements as of December 31, 1995 and 1994, fairly present the financial condition of the Parent and its subsidiaries as of those dates and for the periods presented and there have been no material adverse changes in the financial condition or business of the Parent and its subsidiaries taken as a whole from the date thereof to the date hereof, except as has been disclosed to the Bank.

    Section 4.    COVENANTS

4.01 The Borrower covenants and agrees that, as long as (1) the Borrower retains any right to Borrow under the Loan Documents or (2) this Note or any Loans, interest, fees, costs, or expenses hereunder remain outstanding and unpaid (each of (1) and (2) together, an "OBLIGATION", and together, the "OBLIGATIONS"), it will:

(a) promptly upon their preparation, but in no case later than 120 days after the close of each fiscal year, furnish the Bank with a. the audited consolidated financial statements of the Borrower and its consolidated

PROMISSORY NOTE, P. 5


    subsidiaries for the year then ended prepared in accordance with generally accepted accounting principles consistently applied, together with appropriate notes, and b. consolidated and consolidating financial statements of the Borrower and its consolidated subsidiaries for the year then ended prepared consistently with similar unaudited statements previously presented to the Bank (which statements need not be in accordance with generally accepted accounting principles), together with appropriate notes;

(b) at the time of the delivery of the financial statements to which Section 4.01(a) refers, provide a certificate of the Chief Financial Officer, Vice President-Finance, or Treasurer of the Borrower to the effect that, to the best of the knowledge of that officer, no Event of Default has occurred and is continuing or, if any Event of Default shall have occurred and be continuing, specifying the nature thereof;

(c) promptly upon their preparation, but in no case later than 120 days after the close of each fiscal year, arrange for the Parent to furnish the Bank with a. the audited consolidated financial statements of the Parent and its consolidated subsidiaries for the year then ended prepared in accordance with generally accepted accounting principles consistently applied, together with appropriate notes, and b. consolidated and consolidating financial statements of the Parent and its consolidated subsidiaries for the year then ended prepared consistently with similar unaudited statements previously presented to the Bank (which statements need not be in accordance with generally accepted accounting principles), together with appropriate notes;

(d) at the time of the delivery of the financial statements to which Section 4.01(c) refers, arrange for the Parent to provide a certificate of the Chief Financial Officer, Vice President-Finance, or Treasurer of the Parent to the effect that, to the best of the knowledge of that officer, no Event of Default has occurred and is continuing or, if any Event of Default shall have occurred and be continuing, specifying the nature thereof;

(e) promptly, and in any event within three Business Days after a Responsible Officer of the Borrower or of the Parent obtains knowledge thereof, notice of (1) the occurrence of any event which constitutes an Event of Default,
    (2) any litigation or governmental proceeding pending against the Borrower or any subsidiary which could be reasonably expected to have a material adverse effect on the business, operations, or financial condition of any of the Borrower, the Parent, or a Principal Subsidiary of the Parent (as such term is defined hereafter) on a consolidated basis, or (3) any other event which could have a material adverse effect on the business, operations, or financial condition of the Borrower, the Parent, or a Principal Subsidiary of the Parent on a consolidated basis taken as a whole (for the purposes of this clause, a "Responsible Officer" shall be an officer whose title is Managing Director (or "Direkter" in Danish), Chairman, President, Senior Vice President, Treasurer, Controller, Vice President- finance, or General Counsel, or the functional equivalent of any of these);

(f) not, and will not permit any subsidiary to, create, incur, assume, or suffer to exist any lien, pledge, assignment, encumbrance or security interest of any kind or nature whatsoever (each, a "LIEN") upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or assign any right to receive income; provided, that the provisions of this section 4.01(f) shall not prevent the creation, incurrence, assumption or existence of the following:

    (1) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

    (2) Liens imposed by law which were incurred in the ordinary course of business such as carriers', warehousemen's and mechanics' liens for sums not delinquent;

    (3) Liens in existence on the date hereof which are listed, and the property subject thereto described, in Schedule I (liens described in this subsection 4.01(f)(3), "PERMITTED LIENS");

    (4) Liens in respect of property or assets of the Borrower or any of its subsidiaries, which property or assets i) were acquired subsequent to the date hereof and ii) have an aggregate book value taken in

PROMISSORY NOTE, P. 6


         the aggregate not at any time in excess of the aggregate capital expenditures of the Borrower and its subsidiaries for the period commencing with the date hereof;

    (5) Liens created or continued pursuant to the Subordination Agreement or otherwise in favor of the Bank; and

    (6) Liens aggregating up to DKK6,000,000 in addition to those described in subsections 4.01(f)(1) through (5) above;

(g) not, and will not permit any subsidiary to, enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire any part of the property or assets (other than purchases or other acquisitions of inventory, materials, and equipment in the ordinary course of business) of any person or legal entity, except that the Borrower and any subsidiary may
    (1) make sales, transfers, conveyances, and leases of inventory in the ordinary course of business, (2) sell receivables, (3) sell equipment, vehicles, fixtures or similar assets, (4) make capital expenditures in its current lines of business, and (5) merge or consolidate with a subsidiary of the Borrower, provided that, in the case of a merger or consolidation in which the Borrower is a party, the Borrower shall be the surviving entity; and further provided that Technics may merge or in any other way be amalgamated with or become the subsidiary of DSC Communications Limited, a United Kingdom corporation, a wholly- owned subsidiary of DSC International Corporation, one of the guarantors hereof, and either of the aforementioned merger partners may be the surviving entity; and

(h) at all times perform all its covenants, agreements, and undertakings in all of the Loan Documents.

    Section 5.    EVENTS OF DEFAULT

5.01     It shall be an Event of Default if any of the following shall occur:

(a) the Borrower shall default in the payment when due of the principal hereof and such default shall not be cured within three Business Days; or

(b) the Borrower shall default in the payment of interest, fees, costs, or expenses under any of the Obligations hereunder and such default shall not be cured within three Business Days; or

(c) the Borrower shall otherwise default in the performance of any of its covenants, agreements, or other undertakings hereunder or under the Loan Documents and such default shall not be cured within 30 days of notice thereof; or

(d) any representation or warranty made by the Borrower or the Parent to the Bank hereunder or under the Loan Documents proves to have been incorrect or misleading in any material respect when made; or

(e) the Borrower, the Parent, or a Principal Subsidiary of the Parent (as such term is defined hereafter) fails to pay when due any other indebtedness for borrowed money having an unpaid principal balance of not less than US$10,000,000, the maturity of which is accelerated or an event occurs which, with notice or lapse of time or both, would permit acceleration of such indebtedness; or

(f) 100% of the capital stock of the Borrower shall not be owned directly or indirectly by the Parent; or

(g) any Person or group (within the meaning of Rule 13d-5 of the United States Securities and Exchange Commission as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, 50% or more of any class of the Voting Stock of the Parent (for the purposes hereof, "Person" and "Voting Stock" shall have the same meanings as in the MultiCurrency Credit Agreement dated May 8, 1996, among the Parent, certain affiliates of the Parent, certain lenders, and NationsBank of Texas, N.A., as Agent (the "MultiCurrency Credit Agreement")); or

PROMISSORY NOTE, P. 7


(h) on the last day of any fiscal quarter the Consolidated Net Worth of the Parent and its subsidiaries shall be less than the sum of (1) 80% of Consolidated Net Worth on December 31, 1995, plus (2) the aggregate of the Fiscal Quarter Increases for all fiscal quarters of the Parent competed thereafter, plus (3) an amount equal to 50% of any increase in shareholders equity of the Parent pursuant to offerings of equity securities (including as a result of the exercise of employee stock options and warrants or the sale or issuance of Securities subsequently converted into common stock) of the Parent or any of its Subsidiaries on or after the date hereof, plus (4) without duplication, an amount equal to the net worth of any Person that, on or after the date hereof, becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any Subsidiary of the Parent or substantially all of the assets of which are acquired by the Parent or any Subsidiary of the Parent to the extent the purchase price therefor is paid in equity securities of the Parent or any Subsidiary of the Parent (for the purposes hereof, "Consolidated Net Worth", "Fiscal Quarter Increase", "Security", and "Subsidiary" shall have the same meanings as in the MultiCurrency Credit Agreement); or

(i) on the last day of any fiscal quarter the ratio of Consolidated Funded Debt of the Parent and its subsidiaries to the Consolidated Excess Cash Flow of the Parent and its subsidiares shall exceed a ratio of 3.25 to 1 (for the purposes hereof, "Consolidated Funded Debt", and "Consolidated Escess Cash Flow" shall have the same meanings as in the MultiCurrency Credit Agreement); or

(j) on the last day of any fiscal quarter either (1) the Consolidated Senior Debt of the Parent and its subsidiaries, determined as of such day, shall exceed 35% of Consolidated Capitalization of the Parent and its subsidiaries, determined as of such day, or (2) Consolidated Debt of the Parent and its subsidiaries, determined as of such dat, shall exceed 45% of Consolidated Capitalization of the Parent and its subsidiaries, determined as of such day (for the purposes hereof, "Consolidated Senior Debt", "Consolidated Capitalization",and "Consolidated Debt" shall have the same meanings as in the MultiCurrency Credit Agreement); or

(k) one or more judgments shall be entered against the Borrower, the Parent, or a Principal Subsidiary of the Parent involving in the aggregate for the Borrower, the Parent, or a Principal Subsidiary of the Parent a liability not paid or fully discharged by insurance) of DKK 25,000,000 or more, and all such judgments shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

(l) the Borrower, the Parent, or a Principal Subsidiary of the Parent becomes insolvent or unable to meet its debts as they become due, or is generally not paying its debts as they become due, or suspends or ceases its business, or a custodian, as defined in Title 11 of the United States Code (or its Danish equivalent), of substantially all of its property shall have been appointed or taken possession; or

(m) a case under such Title 11 (or its Danish equivalent), or any proceeding under any other federal or state or Danish bankruptcy, insolvency, or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization, is commenced by or against the Borrower, the Parent, or a Principal Subsidiary of the Parent.

For the purposes of this Note "PRINCIPAL SUBSIDIARY OF THE PARENT" shall mean a direct or indirect subsidiary of the Parent:

    (1) whose total assets or gross revenues (on a consolidated basis in the case of a subsidiary of the Parent which itself has one or more subsidiaries) attributable to the Parent represent not less than 10 per cent of the consolidated total assets or, as the case may be, consolidated gross revenues of the Parent and its subsidiaries taken as a whole, all as calculated by reference to the then-latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such subsidiary and the then-latest consolidated audited accounts of the Parent and its subsidiaries; or

    (2) to which is transferred the whole or substantially the whole of the assets and/or undertaking of a subsidiary of the Parent, which, immediately prior to such transfer, was a Principal Subsidiary of the Parent.

PROMISSORY NOTE, P. 8


    Section 6.    POST EVENT OF DEFAULT RIGHTS

6.01 Upon the occurrence of an Event of Default and at any time or from time to time thereafter:

(a) in the case of an Event of Default other than the Events of Default to which Section 5.01(l) or Section 5.01(m) refer, the Bank may declare, by notice to the Borrower, any and all of the Obligations of the Borrower to the Bank immediately due and payable, and, in the case of an Event of Default to which Section 5.01(l) or Section 5.01(m) refers, all of the Obligations of the Borrower to the Bank shall become immediately due and payable, in either case without any other presentment, demand, protest, or notice of any kind, anything in any other agreement to the contrary notwithstanding (in either case, an "ACCELERATION"); and

(b) the Bank shall have no obligation to make further Loans under this Note.

    Section 7.    MISCELLANEOUS

7.01 RELATED LOAN DOCUMENTS.This Note is delivered pursuant to, and entitled to the benefits of, the Loan Documents listed in Section 1.

7.02 EVIDENCE OF INDEBTEDNESS.All Loans and principal repayments thereof shall be recorded on the internal records of the Bank, and, prior to any transfer of, or any action to collect, this Note, the then outstanding principal amount and rate basis of each outstanding Loan, as well as the interest rates and Interest Periods if calculated at a Cost of Funds Alternative Rate, shall be endorsed on the reverse side of this Note or any continuation hereof, together with the date of such endorsement. Any such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed. The Bank may, but is not obligated to, charge any account of the Borrower with the Bank (other than those accounts held in a trust or fiduciary capacity) for amounts payable under this Note.

7.03 ACKNOWLEDGEMENT OF INDEBTEDNESS.Each payment of principal of, or interest on, the Loans shall constitute an acknowledgement of the indebtedness of the Borrower under the Loan Documents and this Note.

7.04 FORCE MAJEURE.The Bank shall not be liable for damage due to changes of laws, rules, regulations, or other measures taken by the public authorities, declared or imminent war, revolutions, civil commotion, Acts of God, or strikes, lock-outs, boycotts, or picketing, irrespective of whether the Bank is itself a party involved in such a matter or whether the Bank's functions are only partly affected thereby.

7.05 ENFORCEMENT MATTERS.The Borrower (i) waives presentment, demand, protest and other notice of any kind in connection with this Note and (ii) agrees to pay to the holder hereof, on demand, all costs and reasonable expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Note.

7.06 HEADINGS DESCRIPTIVE.The headings of the several sections and subsections of this Note are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.

7.07 CHOICE OF LAW.This Note shall be construed in accordance with, and governed by, Danish law.

7.08 JURISDICTION.The Borrower agrees that any legal action or proceeding with respect to this Note or any agreement, instrument or document (including the Loan Documents) entered into in furtherance hereof or thereof may be brought in the Courts of Denmark, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably waives trial by jury and any objection, including, without limitation, any objection based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Borrower hereby agrees that service of process in any such action or proceeding may be made by the mailing of copies of such process by registered or certified mail, postage prepaid, to the Borrower at its address specified above or to any

PROMISSORY NOTE, P. 9


address of which the Borrower shall have given notice to the Bank. Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise to proceed against the Borrower or its property in any other jurisdiction.

                   NAME OF BORROWER:  DSC COMMUNICATIONS A/S



                                    By:
                                         --------------------------------
                                 Title:    Vice President and Treasurer



                                    By:
                                         --------------------------------
                                 Title:

                        SCHEDULE 1 TO PROMISSORY NOTE
                       DATED JULY 23, 1996 (the "Note")




Terms defined in the Note shall have the same meanings in this Schedule.


Permitted Liens in accordance with subsection 4.01(f)(3) of the Note:


To the best of the Borrower's knowledge no Permitted Liens except for liens comprised by subsection 4.01(f)(6) of the Note exist.


Notwithstanding the above the Borrower shall without restriction be permitted to mortgage credit finance the recently acquired real estate, land registration no. 5o Bernstorff and 9fu Ordrup by, situated at 32 Mosehojvej, DK-2920 Charlottenlund, Denmark and thereby permit the establishment of mortgage credit liens upon such real estate should the Borrower so desire.